                                       FORM 8-K

                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                                    CURRENT REPORT

                           Pursuant to Section 13 or 15(d)
                            of the Securities Act of 1934


           Date of Report (Date of earliest event reported)  July 25, 1996
                                                             -------------




                          AMERICAN ENTERTAINMENT GROUP, INC.
                          ----------------------------------
                (Exact Name of Registrant as Specified in its Charter)





         COLORADO                 0-22174             83-0277375
         --------                 -------             ----------
         (State or Other          (Commission         IRS Employer
         Jurisdiction of          File Number)        Identification No.)
         Incorporation
         or Organization)





                             160 Bedford Road, Suite 306
                           Toronto, Ontario, Canada M5R 2K9
                           --------------------------------
                  (Address of Principal Executive Offices, Zip Code)


                                   (416) 920-1919
                                   --------------
                 (Registrant's telephone number, including area code)



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                                       FORM 8-K
                                    CURRENT REPORT
                           Pursuant to Section 13 or 15(d)
                            of the Securities Act of 1934

Item 1.  CHANGES IN CONTROL OF REGISTRANT.
         Not Applicable

Item 2.  ACQUISITION OR DISPOSITION OF ASSETS.
         See Item 5 below.

Item 3.  BANKRUPTCY OR RECEIVERSHIP.
         Not Applicable

Item 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.
         Not Applicable

Item 5.  OTHER EVENTS
         On July 23, 1996, the Registrant entered into a definitive agreement to acquire all of the assets and certain defined liabilities of 3G VideoCassette Corporation, a private California company ("3G"). 3G is in the video reproduction and marketing business. Under the terms of the definitive agreement, the Registrant will pay a total of $1,500,000US for the assets, with the sum of $800,000US in cash and the remaining $700,000US in common stock of the Registrant. The entire cash portion will be used to pay off a loan at Imperial Bank and may be adjusted based upon the outstanding loan balance. The amount of common stock to be issued will be valued based upon the average trading offered price per share of the Registrant for the twenty days prior to closing. The current management of 3G will become a part of the Registrant's operations and will sign non-compete agreements as a condition of the acquisition. The closing of the transaction is scheduled for on or before September 17, 1996.

Item 6.  RESIGNATION OF REGISTRANT'S DIRECTORS.
         Not Applicable

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
              Not Applicable

Item 8.  CHANGE IN FISCAL YEAR.
         Not Applicable


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                                      SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                        AMERICAN ENTERTAINMENT GROUP, INC.





                         By:         //Joel Wagman//
                             ________________________________
                                       Joel Wagman
                                        Chairman



Dated: July 25, 1996